EXHIBIT 99.1
HILLENBRAND INDUSTRIES, INC. (THE “COMPANY”)
AUDIT COMMITTEE CHARTER
(As approved by Board of Directors on February 7, 2007)
Mission Statement
The Audit Committee (“Committee”) shall assist the Board of Directors of the Company (“Board”) in fulfilling its oversight responsibilities regarding financial reports and financial controls of the Company. In discharging that role, the Committee shall review the Company’s financial reporting process, its system of internal controls regarding accounting, legal and regulatory compliance and ethics that management or the Board, as the case may be, have established and the internal and external audit processes of the Company. The Committee will endeavor to maintain effective working relationships with the Board, management, and the internal and external auditors. Each Committee member will maintain an understanding of the requirements of membership which are necessary to meet and fulfill Committee responsibilities.
Organization
The Board shall arrange that:
1.	The Committee shall be comprised of at least three members of the Board, each of whom must meet the independence criteria set forth in the Company’s Corporate Governance Standards for the Board of Directors and as required by the New York Stock Exchange, the Securities Exchange Act of 1934 and the rules and regulations of the Securities Exchange Commission at all times during his or her tenure on the Committee. No member of the Committee may, other than in his or her capacity as a member of the Committee, the Board or any other committee of the Board,
     (a) accept, directly or indirectly1, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, provided that, unless the rules of the New York Stock Exchange provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided that such compensation is not contingent in any way on continued service); or

     1 Payments by the Company of the following sort will be deemed to constitute indirect acceptance of compensatory payments and accordingly will render a member of the Board ineligible for service on the Committee: (a) payments to an entity in which the member is a partner, member, officer such as a managing director occupying a comparable position or executive officer, or occupies a similar position (except limited partners, non-managing members and those occupying similar positions who, in each case, have no active role in providing services to the Company) and which provides accounting, consulting, legal, investment banking or financial advisory services to the Company or any of its subsidiaries; and (b) payments to the member’s spouse, minor child or stepchild or adult child or stepchild sharing the member’s home.

     (b) be an affiliated person2 of the Company or any of its subsidiaries.
2.	All members of the Committee should possess, at a minimum, basic financial literacy, as such qualification is interpreted by the Board, or acquire such literacy within a reasonable period of time from joining the Committee. At the present time, the Board interprets “financial literacy” to mean the ability to read and understand audited and unaudited consolidated financial statements (including the related notes) and monthly operating statements of the sort released or prepared by the Company, as the case may be, in the normal course of its business. The Chair of the Committee shall be available, capable, qualified and competent in dealing with financial and related issues.

3.	At least one member of the Committee shall be an “audit committee financial expert” (as defined by the Securities and Exchange Commission) who shall have all of the following attributes:
•	an understanding of generally accepted accounting principles and financial statements;

•	the ability to assess the general application of generally accepted accounting principles in connection with the accounting for estimates, accruals and reserves;

•	experience in preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience in actively supervising one or more persons engaged in such activities;

•	an understanding of internal controls and procedures for financial reporting; and

•	an understanding of the audit committee function.

     2 An “affiliated person” or “affiliate” of a specified person, means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified person. The term “control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. A person who is not an executive officer of the specified person and is not the beneficial owner, directly or indirectly, of more than 10% of any class of voting equity securities of a specified person will be deemed not to be in control of the specified person, and an executive officer, general partner or managing member of an affiliate, or a director who is also is an employee of an affiliate, shall be deemed also to be an affiliate.
     A Committee member who sits on the board of directors of both the Company and an affiliate of the Company is exempt from the “affiliated person” requirement if the Committee member, except for being a director on each such board of directors, otherwise meets the independence requirements described in clauses (a) and (b) for both the Company and the affiliate, including the receipt of only ordinary-course compensation for serving as a member of the board of directors, audit committee or any other board committee of the Company or the affiliate.

An audit committee financial expert must have acquired these attributes through any one or more of the following:
•	education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;
•	experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;
•	experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or

•	other relevant experience.
4.	No director shall be appointed to or remain on the Committee who is simultaneously serving on the audit committees of two or more other public companies unless the Board determines that such simultaneous service would not impair the ability of such member to serve on the Committee and such determination is disclosed in the Company’s annual proxy statement.

5.	The members of the Committee shall be elected by the Board annually, based on a recommendation by the Nominating/Corporate Governance Committee to serve until the next annual meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is designated by the Board, the members of the Committee may designate a Chairman by majority vote of the Committee membership. The Board may remove a member from the Committee with or without cause. The Committee’s Chair will periodically report the Committee’s findings and conclusions to the Board. The Committee will be assisted by the Company’s Chief Financial Officer and General Counsel. The Company’s Secretary or any Assistant Secretary will serve as executive secretary of the Committee.

6.	Committee meetings shall be held not less frequently than quarterly, usually in conjunction with the Company’s regular quarterly Board meetings. The Committee may choose to meet more frequently, if needed. A majority of the Committee members will constitute a quorum for the transaction of business at any meeting of the Committee. Action of the majority at any such meeting will be the action of the Committee.
Roles and Responsibilities
The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate under any particular set of circumstances.

Financial Reporting
The Committee shall:
1.	Review with management and the external auditors any financial statement issues and the results of the audit including (a) the initial selection of or changes in significant accounting policies used in developing the financial statements, the reasons for and impact of any changes in policy and reasons alternative treatments were not adopted and (b) any off-balance sheet transactions, special purpose entities, transactions with affiliated companies and related parties and the effect of regulatory and accounting initiatives.
2.	Review management’s disposition of proposed significant audit adjustments as identified by the external auditors.
3.	Inquire into the fairness of the statements and disclosures by requesting explanations from management and from the internal and external auditors on whether:
•	Generally accepted accounting principles have been consistently applied.

•	There are any significant or unusual events or transactions.

•	The Company’s financial and operating controls are functioning effectively.

•	The Company’s financial statements contain adequate and appropriate disclosures.
4.	Review with the external auditors their views as to the quality of the Company’s accounting principles and financial reporting practices.
5.	Meet to review and discuss with management and the external auditors the Company’s annual audited financial statements and quarterly financial statements and recommend to the Board the inclusion of the Company’s audited financial statements in its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.
6.	Prior to the Company’s filing of each Annual Report on Form 10-K and Quarterly Report on Form 10-Q, meet to review and discuss with management and the external auditors the content of such filing, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and review any exceptions to the certifications required of the Chief Executive Officer and Chief Financial Officer in connection with such filings. The Committee shall also discuss with the external auditors the matters required to be brought to the Committee’s attention by Statement on Auditing Standards No. 61, as well as other matters that should be communicated to the Committee by the external auditors. The Committee shall receive annually the Independence Standards Board Standard No. 1 letter disclosing all relationships between the external auditor and the Company, discuss it with the external auditor, assess impacts on the auditor’s independence, and make recommendations needed to the Board for actions to ensure the auditor’s independence.

7.	Discuss with management, prior to their dissemination, earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, provided that, if it is not otherwise practicable for the entire Committee to review revisions to earnings guidance, such review may be performed by the Chairman of the Committee.
Internal Control
The Committee shall:
1.	Review with management, as well as internal and external auditors, the Company’s business risk management process, including the adequacy of the Company’s overall control environment and controls in selected areas representing significant financial and business risk.
2.	Require that the internal and external auditors and management keep the Committee informed about any significant fraud, illegal acts, or deficiencies in internal control, and similar significant matters.
3.	Create an opportunity that significant findings and recommendations made by the internal and external auditors can be received and discussed on a timely basis.
4.	Review and discuss with management, as well as the internal and external auditors, management’s report on internal control over financial reporting and the report of the external auditors on management’s assessment of internal control over financial reporting prior to the filing of the Company’s Annual Report on Form 10-K. Gain an understanding of whether internal control recommendations made by internal and external auditors have been implemented by management.
5.	Inquire as to the extent to which internal and external auditors review computer systems and applications and the security of such systems and applications.
Internal Audit
1.	The Committee shall review as often as it deems necessary but at least annually:
•	The internal audit charter, annual audit plan, activities and organizational structure of the internal audit function.

•	The qualifications and operational independence of the internal audit function and, when necessary, participate in the appointment, replacement, reassignment, or dismissal of the Director of Internal Audit.

•	The effectiveness of the internal audit function including compliance with the Institute of Internal Auditors’ (IIA) Standards for the Professional Practice of Internal Auditing.

2.	The Committee shall also review periodically as it deems appropriate the reports prepared by the internal audit staff and management’s responses to such reports.
External Audit
1.	The Committee shall review:
•	The external auditors’ proposed audit scope and approach.

•	The performance of the external auditors.
2.	The Committee shall have the direct responsibility for and the sole authority to engage, compensate, oversee, retain and terminate (subject, where applicable, to shareholder ratification) any accounting firm engaged (including the resolution of any disagreements between management and the Company’s external auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company and such firm shall report directly to the Committee. The Company shall provide appropriate funding (as determined by the Committee) for payment of compensation to the Company’s external auditors. The Committee shall have ultimate authority to approve all audit engagement fees and terms.
3.	The Committee must approve in advance all auditing services, internal control-related services and permitted non-audit services performed by the Company’s external auditors, including tax services, subject to the de minimus exception for non-audit services described in Section 10A(i)1(B) of the Securities Exchange Act of 1934. The Committee may delegate to its Chairman the authority to pre-approve such non-audit services between regularly scheduled meetings provided that such approvals are reported to the Committee at the next committee meeting. Notwithstanding the foregoing, the Company’s external auditors may not provide the following services to the Company: bookkeeping or other services related to the accounting records or financial statements of the Company; financial information systems design and implementation; appraisal or valuation services, fairness opinions or contribution-in kind reports; actuarial services; internal audit outsourcing services; management functions or human resources; broker or dealer, or investment adviser or investment banking services; legal services and expert services unrelated to the audit; and any other service that the applicable federal oversight regulatory authority determines, by regulation, is impermissible. Non-audit services approved by the Committee and performed by the Company’s external auditors must be disclosed to investors in the Company’s reports on Form 10-K and/or proxy statements for its annual meetings of shareholders.
4.	The lead (or coordinating) audit partner and the concurring or reviewing partner associated with the Company’s external auditors must be changed at least every five years.
5.	The Committee cannot engage external auditors to perform audit services for the Company if the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or any person in an equivalent position was employed by such external auditors within one year preceding the initiation of the audit.

6.	The Committee may not engage external auditors to perform audit services for the Company if the external auditors are otherwise not independent with respect to the Company in accordance with Rule 2-01 of Securities and Exchange Commission Regulation S-X (or any successor rule), any independence standards adopted by the Public Company Accounting Oversight Board and any other applicable standards.
7.	The Committee shall, at least annually, use its best efforts to obtain and review a report from the external auditors addressing: (a) the auditors internal quality-control procedures; (b) any material issues raised by the most recent internal quality-control review, peer review or Public Company Accounting Oversight Board review of the external auditors or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the external auditors and any steps taken to deal with any such issues; and (c) the independence of the external auditors, including a discussion of any relationships or services that may impact their objectivity and independence.
8.	The Committee shall obtain from the external auditors in connection with any audit a timely report relating to the Company’s annual audited financial statements describing all critical accounting policies and practices to be used; all alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the external auditors; and any material written communications between the external auditors and management, such as any management letter or schedule of unadjusted differences.
Other Responsibilities
The Committee shall:
1.	Meet at least quarterly, with the external auditors, Director of Internal Audit, and management (including the Company’s Chief Executive Officer, Chief Financial Officer and General Counsel) in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately.
2.	Update the Board about Committee activities and make appropriate recommendations, as often as the Board deems appropriate.
3.	Annually review and assess the continuing adequacy of this Charter and the performance of this Committee and its members and, if appropriate, recommend changes for the approval of the Board.
4.	Prepare a report to shareholders to be included in the Company’s proxy statements as required by the Securities and Exchange Commission.
5.	Perform any other activities consistent with this Charter, the Company’s Code of By-laws and governing law, as the Committee or the Board deems necessary, appropriate or desirable.

6.	As appropriate, obtain advice and assistance from outside legal, accounting or other advisors without the necessity for prior authorization by the Board.
7.	Establish policies for the hiring by the Company of present or former employees of the Company’s external auditors.
8.	Review with management the policies and procedures with respect to officers’ expense reports and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal auditor or the independent accountants.
Ethical, Legal and Regulatory Compliance
The Committee shall:
1.	Review management’s monitoring of the Company’s compliance with the Company’s Code of Ethical Business Conduct (“Code”), and confirm that management has a review system in place to maximize the likelihood that the Company’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy applicable legal requirements.
2.	Review, with the Company’s counsel, any legal or regulatory matter that could have a significant impact on the Company’s financial statements.
3.	Establish, and revise as necessary, procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.
4. Together with the Nominating/Corporate Governance Committee,
•	assist the Board in its oversight of legal and regulatory compliance. The Committee has sole oversight over matters of financial compliance (accounting, auditing, financial reporting, and investor disclosures). As to all other areas of compliance (“non-financial compliance”), the Nominating/Corporate Governance Committee shall have oversight responsibilities in the first instance; however, the two committees shall meet jointly at least annually to review, or establish another appropriate mechanism approved by both committees to facilitate annual reporting to the Committee by the Nominating/Corporate Governance Committee regarding, the major non-financial compliance matters, including: overall state of compliance, significant legal or regulatory compliance exposure and material reports or inquiries from regulators; provided that if each member of the Committee also serves as a member of the Nominating/Corporate Governance Committee, no such joint meeting or other reporting mechanism shall be required.
•	promote an organizational culture that encourages commitment to compliance with the law and use good faith efforts to assure that corporate information and reporting systems exists that are adequate to assure that appropriate information as to compliance matters comes to its attention in a timely manner as a matter of ordinary operations.
Operations
The Committee shall conduct its operations in accordance with the procedures set forth in Article 4 of the Company’s Code of By-Laws applicable to the operations of the Board, except to the extent that such procedures are modified on superseded by the terms of this Charter. The Committee shall have the authority to adopt such additional procedures for the conduct of its business as are not inconsistent with those referred to in the preceding sentence. Except as otherwise expressly provided herein, the Committee shall have no authority to delegate its responsibilities to any subcommittee.
General Limitations
The Committee’s responsibility is oversight, and it and the Board recognize that the Company’s management is responsible for preparing the Company’s financial statements. Additionally, the Committee recognizes that financial management, the internal audit staff, and the external auditors, have more knowledge and more detailed information about the Company than do the members of the Committee. Consequently, in carrying out its oversight responsibilities the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification of the financial statements prepared by management or the audit work performed by the internal or external auditors.
The Board recognizes that the members of the Committee will discharge the foregoing oversight responsibilities by evaluating (a) reports given to them, (b) presentations made to the them and (c) other significant financial reporting decisions which are reported to them by management, internal auditors and external auditors. Within the bounds of sound business judgment and assessment, and to the extent permitted by the Indiana Business Corporation Law, each member of the Committee shall be entitled to rely on the integrity of the individuals and organizations from whom they receive such information. In discharging his or her duties as a member of the Committee, each member is entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, that is prepared and presented by either (i) one or more officers or employees of the Company who the member reasonably believes to be reliable and competent in the matters presented or (ii) legal counsel, external independent auditors or other persons as to the matters the member reasonably believes are within the person’s professional or expert competence. The Committee may also retain independent counsel, accountants or other outside advisors, as it deems appropriate, and the Company shall provide appropriate funding (as determined by the Committee) for payment of compensations to such advisors retained by the Committee. Furthermore, in fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company and are not, and do not hold themselves out to be, accountants or auditors by profession or experts in the fields of accounting or auditing.